Exhibit 99.4

Exhibit 99.4

0

PROXY

NORTHSTAR REALTY FINANCE CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NORTHSTAR REALTY FINANCE CORP.

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON _______ __, 2014

The undersigned stockholder of NorthStar Realty Finance Corp., a Maryland corporation (the "Company"), hereby appoints David T. Hamamoto, Albert Tylis and Ronald J. Lieberman, and each of them, as proxies for the undersigned, each with the full power of substitution, and hereby authorizes them to attend the Special Meeting of Stockholders of the Company to be held on _________ ___, 2014 at __:__ a.m./p.m. local time, at _______________, New York, New York _____, and any postponements or adjournments thereof, to vote all of the shares of common stock of the Company, which the undersigned would be entitled to vote if personally present thereat and to exercise all of the powers that the undersigned would have if personally present thereat.

The votes entitled to be cast by the undersigned will be cast in the manner directed on the reverse side. If this proxy is executed but no instruction is given, this proxy will be cast "FOR" Proposal 1 and "FOR" Proposal 2. At the present time, the Board of Directors knows of no other matters to be presented at the Special Meeting.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

NORTHSTAR REALTY FINANCE CORP.

__________ __, 2014

GO GREEN

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Proxy Statement/Prospectus is available at:

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach and mail in the envelope provided. ↓

00030000030000001000 7

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is executed but no instruction is given, this proxy will be voted "FOR" Proposal 1 and "FOR" Proposal 2. At the present time, the Board of Directors knows of no other matters to be presented at the Special Meeting.

The undersigned hereby acknowledges receipt of NorthStar Realty Finance Corp.'s Proxy Statement/Prospectus relating to Proposal 1 and Proposal 2, the terms of each of which are incorporated by reference, and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth herein.

		FOR	AGAINST	ABSTAIN
Proposal 1.	The issuance of shares of the Company's common stock to the stockholders of Griffin-American Healthcare REIT II, Inc., a Maryland corporation ("Griffin-American"), and to the limited partners of Griffin-American Healthcare REIT II Holdings, LP, a Delaware limited partnership ("Griffin-American Operating Partnership"), pursuant to the Agreement and Plan of Merger ("Merger Agreement"), dated as of August 5, 2014, as it may be amended from time to time, by and among the Company, NRF Healthcare Subsidiary, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company ("Merger Sub"), NRF OP Healthcare Subsidiary, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Merger Sub, Griffin-American and Griffin-American Operating Partnership	☐	☐	☐
Proposal 2.	To adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of Company common stock to Griffin-American common stockholders and Griffin-American Operating Partnership limited partners pursuant to the Merger Areement	☐	☐	☐

CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON. ☐

To change the address on your account, please check the box to the right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: This proxy must be signed exactly as the name appears on the records of the Company. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a company, partnership or other entity, please sign full company, partnership or other entity name by a duly authorized officer or partner, giving full title as such under signature.